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EXHIBIT 99.1 PRESS RELEASE



FOR IMMEDIATE RELEASE


 RADNET, INC. ANNOUNCES THE DATE OF ITS THIRD QUARTER EARNINGS CONFERENCE CALL,
    REAFFIRMS PREVIOUSLY ANNOUNCED GUIDANCE RANGES AND DISCUSSES ITS CAPITAL
                                    STRUCTURE

LOS ANGELES, CALIF., OCTOBER 8, 2008 -- RADNET, INC. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, announced today that it will host a conference call to discuss its third quarter results for the three months ended September 30, 2008 on Monday, November 10, 2008 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).


The Company is reaffirming its previously announced Fiscal 2008 Guidance Ranges as follows:

        Revenue                    $470 million - $500 million
        Adjusted EBITDA(1)         $100 million - $115 million
        Capital Expenditures       $15-$20 million maintenance level
                                   (plus growth Capital Expenditure of up to $25
                                   million)
        Cash Interest Expense      $46-$52 million


"Even in these difficult economic times, our loyal referring physician communities recognize the need for RadNet's imaging services, the vast majority of which are not discretionary procedures for our patients. We continue to see strong volumes at our facilities." said Dr. Howard Berger, M.D, President and Chief Executive Officer of RadNet.

"Our term loans are fully committed and funded through November of 2012 and 2013 with a supportive syndicated group of lenders led by General Electric. Our revolving loan is committed and available to us by GE and other partners through November 2011, and we have not, and do not anticipate experiencing any interruptions in accessing these funds. Thus, we are not faced with any debt maturities that require us to refinance our balance sheet in the short run. Furthermore, we are not faced with any requirement to sell common stock, a prospect we view as unattractive at current stock prices." added Dr. Berger.

ABOUT RADNET, INC.

         RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 164 fully-owned and operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees. For more information, visit http://www.radnet.com.


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Footnote
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(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts minority interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.


FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNets' ability to continue to grow its business by generating patient referrals and contracts with radiology practices, future acquisitions, cost savings, successful integration of acquired operations, and receiving third-party reimbursement for diagnostic imaging services, as well as RadNet's financial guidance, its statements regarding increased business from new operations, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K and Forms 10Q, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RADNET, INC.

MARK STOLPER, 310-445-2800

CHIEF FINANCIAL OFFICER


INTEGRATED CORPORATE RELATIONS, INC.

JOHN MILLS, 310-954-1105

jmills@icrinc.com




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